Exhibit 99.1

news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033
For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation Reports First-Quarter 2022 Earnings

•Announces 2022 first-quarter reported earnings (GAAP) of $0.37 per share.
•Achieves 2022 first-quarter ongoing earnings per share of $0.41 vs. $0.28 in 2021.
•Remains confident in the value of Narragansett Electric acquisition for shareowners and Rhode Island customers and prepared to close promptly with National Grid.

ALLENTOWN, Pa. (May 5, 2022) - PPL Corporation (NYSE: PPL) today announced first-quarter 2022 reported earnings (GAAP) of $273 million, or $0.37 per share, compared with a first-quarter 2021 reported net loss of $1.84 billion, or $2.39 per share.
Adjusting for special items, first-quarter 2022 earnings from ongoing operations (non-GAAP) were $305 million, or $0.41 per share, compared with $219 million, or $0.28 per share, a year ago.
Special items in the first quarter of 2022 primarily included integration expenses associated with the planned acquisition of The Narragansett Electric Company. Special items in 2021 included a non-cash net loss from discontinued operations associated with PPL's former U.K. utility business.
"We continued to deliver solid financial and operational results in the first quarter as we remained focused on strategically repositioning PPL for long-term growth and success and on creating the utilities of the future – utilities that are customer-first, people-driven and technology-enabled to drive an affordable, reliable clean energy transition," said PPL President and Chief Executive Officer Vincent Sorgi.
"Across PPL, we are investing in smart grid technology that strengthens reliability. We continue to expand our use of data analytics to prevent outages, drive efficiency and prioritize investments. And we are leading the way in incorporating technology that enables widespread connection of renewable energy while preserving power quality and reliability."
In addition, Sorgi said PPL continues to work diligently through the state appeals process in Rhode Island after receiving all of the necessary regulatory approvals to acquire Narragansett Electric. The company remains confident in the value of the transaction for shareowners and Rhode Island customers and is prepared to close promptly with National Grid. PPL expects to provide a strategic update, including annualized dividend and earnings forecasts, as well as details on its plan to achieve long-term competitive earnings per share growth, at an investor day following the conclusion of the Rhode Island appeals process.

First-Quarter 2022 Earnings Details

As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). "Earnings from ongoing operations" is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings (net income) to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	1st Quarter
	2022	2021	Change
Reported earnings	$273	$(1,840)	NM*
Reported earnings per share	$0.37	$(2.39)	NM*

	1st Quarter
	2022	2021	Change
Earnings from ongoing operations	$305	$219	39%
Earnings from ongoing operations per share	$0.41	$0.28	46%
*NM: Not meaningful

First-Quarter 2022 Earnings by Segment

	1st Quarter
Per share	2022	2021
Reported earnings
Kentucky Regulated	$0.24	$0.19
Pennsylvania Regulated	0.19	0.14
Corporate and Other	(0.06)	(0.07)
Discontinued Operations	—	(2.65)
Total	$0.37	$(2.39)

	1st Quarter
	2022	2021
Special items (expense) benefit
Kentucky Regulated	$(0.01)	$0.01
Pennsylvania Regulated	—	(0.02)
Corporate and Other	(0.03)	(0.01)
Discontinued Operations	—	(2.65)
Total	$(0.04)	$(2.67)

	1st Quarter
	2022	2021
Earnings from ongoing operations
Kentucky Regulated	$0.25	$0.18
Pennsylvania Regulated	0.19	0.16
Corporate and Other	(0.03)	(0.06)
Total	$0.41	$0.28

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL’s reported earnings in the first quarter of 2022 included net special-item after-tax expenses of $32 million, or $0.04 per share, primarily attributable to integration expenses associated with the planned acquisition of Narragansett Electric. Reported earnings for the first quarter of 2021 included net special-item after-tax charges of $2.06 billion, or $2.67 per share, primarily attributable to discontinued operations associated with the U.K. utility business.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
Reported earnings in the first quarter of 2022 increased by $0.05 compared with a year ago. Earnings from ongoing operations in the first quarter of 2022 increased $0.07 per share compared with a year ago. Factors driving earnings results primarily included higher retail rates effective July 1, 2021, and share accretion, partially offset by higher depreciation expense.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings in the first quarter of 2022 increased by $0.05 compared with a year ago. Earnings from ongoing operations in the first quarter of 2022 increased $0.03 per share compared with a year ago. Factors driving earnings results primarily included higher peak transmission demand, returns on additional capital investments in transmission, higher sales volumes and share accretion, partially offset by higher operation and maintenance expense.

Corporate and Other
PPL’s Corporate and Other category primarily includes unallocated corporate-level financing and other costs.
Reported earnings in the first quarter of 2022 increased by $0.01 compared with a year ago. Earnings from ongoing operations in the first quarter of 2022 increased $0.03 per share compared with a year ago. Factors driving earnings results primarily included lower interest expense from less outstanding holding company debt.

About PPL
PPL Corporation (NYSE:PPL), based in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to more than 2.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

# # #

(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2022 financial results at 11 a.m. Eastern time on Thursday, May 5. The call will be webcast live, in audio format, together with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call. Interested individuals can access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number to join the conference: 8931083. Callers can access the webcast link at www.pplweb.com/investors under “Events.”
# # #

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management's view of PPL's earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.
•Significant losses on early extinguishment of debt.
•Other charges or credits that are, in management's view, non-recurring or otherwise not reflective of the company's ongoing operations.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: asset or business acquisitions and dispositions; the novel coronavirus pandemic or other pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in jurisdictions where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION(1)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$4,249	$3,571
Accounts receivable	669	641
Unbilled revenues	279	307
Fuel, materials and supplies	280	322
Other current assets	236	166
Property, Plant and Equipment
Regulated utility plant	30,679	30,477
Less: Accumulated depreciation - regulated utility plant	6,599	6,488
Regulated utility plant, net	24,080	23,989
Non-regulated property, plant and equipment	278	266
Less: Accumulated depreciation - non-regulated property, plant and equipment	41	41
Non-regulated property, plant and equipment, net	237	225
Construction work in progress	1,328	1,256
Property, Plant and Equipment, net	25,645	25,470
Noncurrent regulatory assets	1,219	1,236
Goodwill and other intangibles	1,056	1,059
Other noncurrent assets	474	451
Total Assets	$34,107	$33,223

Liabilities and Equity
Short-term debt	$985	$69
Long-term debt due within one year	474	474
Accounts payable	686	679
Other current liabilities	888	1,101
Long-term debt	10,668	10,666
Deferred income taxes and investment tax credits	3,335	3,270
Accrued pension obligations	183	183
Asset retirement obligations	151	157
Noncurrent regulatory liabilities	2,417	2,422
Other deferred credits and noncurrent liabilities	455	479
Common stock and additional paid-in capital	12,307	12,311
Treasury stock	(987)	(1,003)
Earnings reinvested	2,697	2,572
Accumulated other comprehensive loss	(152)	(157)
Total Liabilities and Equity	$34,107	$33,223

(1)    The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended March 31,
	2022	2021
Operating Revenues	$1,782	$1,498

Operating Expenses
Operation
Fuel	212	177
Energy purchases	352	220
Other operation and maintenance	433	367
Depreciation	271	267
Taxes, other than income	60	52
Total Operating Expenses	1,328	1,083

Operating Income	454	415

Other Income (Expense) - net	—	—

Interest Expense	107	153

Income from Continuing Operations Before Income Taxes	347	262

Income Taxes	74	59

Income from Continuing Operations After Income Taxes	273	203

Loss from Discontinued Operations (net of income taxes)	—	(2,043)

Net Income (Loss)	$273	$(1,840)

Earnings Per Share of Common Stock:
Basic and Diluted
Income from Continuing Operations After Income Taxes	$0.37	$0.26
Loss from Discontinued Operations (net of income taxes)	—	(2.65)
Net Income (Loss) Available to PPL Common Shareowners	$0.37	$(2.39)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	735,503	769,159
Diluted	736,184	770,710

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$273	$(1,840)
Loss from discontinued operations (net of income taxes)	—	2,043
Income from continuing operations (net of income taxes)	273	203
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	271	267
Amortization	7	11
Deferred income taxes and investment tax credits	39	50
Stock-based compensation expense	11	6
Other	(4)	(1)
Change in current assets and current liabilities
Accounts receivable	(38)	(60)
Accounts payable	4	(42)
Unbilled revenues	28	76
Fuel, materials and supplies	42	41
Prepayments	(75)	(76)
Taxes payable	(4)	(25)
Regulatory assets and liabilities, net	(41)	29
Accrued interest	57	69
Other	(53)	(76)
Other operating activities
Defined benefit plans - funding	(3)	(33)
Other	(12)	(43)
Net cash provided by operating activities - continuing operations	502	396
Net cash provided by operating activities - discontinued operations	—	267
Net cash provided by operating activities	502	663
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(427)	(471)
Other investing activities	—	(1)
Net cash provided by (used in) investing activities - continuing operations	(427)	(472)
Net cash provided by (used in) investing activities - discontinued operations	—	(263)
Net cash provided by (used in) investing activities	(427)	(735)
Cash Flows from Financing Activities
Payment of common stock dividends	(306)	(320)
Retirement of term loan	—	(300)
Retirement of commercial paper	—	(73)
Net increase (decrease) in short-term debt	916	752
Other financing activities	(7)	(4)
Net cash provided by (used in) financing activities - continuing operations	603	55
Net cash provided by (used in) financing activities - discontinued operations	—	(126)
Net cash provided by (used in) financing activities	603	(71)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash included in Discontinued Operations	—	8
Net (Increase) Decrease in Cash, Cash Equivalents and Restricted Cash included in Discontinued Operations	—	114
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	678	(21)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	3,572	443
Cash, Cash Equivalents and Restricted Cash at End of Period	$4,250	$422

Supplemental Disclosures of Cash Flow Information
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at March 31,	$236	$229

Operating - Electricity Sales (Unaudited)

	Three Months Ended March 31,
			Percent
(GWh)	2022	2021	Change

PA Regulated Segment
Retail Delivered	10,157	9,861	3.0%

KY Regulated Segment
Retail Delivered	7,629	7,572	0.8%
Wholesale(1)	196	276	(29.0)%
Total	7,825	7,848	(0.3)%

Total	17,982	17,709	1.5%

(1) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2022	(millions of dollars)
	KY	PA	Corp.
	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$179	$143	$(49)	$273
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $1	—	—	(4)	(4)
Strategic corporate initiatives, net of tax of $1, $0, $1	(4)	—	(4)	(8)
Acquisition integration, net of tax of $6(2)	—	—	(21)	(21)
Solar panel impairment, net of tax of $0	—	—	1	1
Total Special Items	(4)	—	(28)	(32)
Earnings from Ongoing Operations	$183	$143	$(21)	$305

	(per share - diluted)
	KY	PA	Corp.
	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.24	$0.19	$(0.06)	$0.37
Less: Special Items (expense) benefit:
Strategic corporate initiatives	(0.01)	—	—	(0.01)
Acquisition integration(2)	—	—	(0.03)	(0.03)
Total Special Items	(0.01)	—	(0.03)	(0.04)
Earnings from Ongoing Operations	$0.25	$0.19	$(0.03)	$0.41

(1) Reported Earnings represents Net Income.
(2) Costs related to the integration of Narragansett Electric, including approximately $9 million of IT systems implementation costs and approximately $12 million primarily related to other external consultant costs. PPL does not expect to recover these costs.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2021	(millions of dollars)
	KY	PA	Corp.	Disc.
	Reg.	Reg.	& Other	Ops.(2)	Total
Reported Earnings(1)	$146	$113	$(56)	$(2,043)	$(1,840)
Less: Special Items (expense) benefit:
Loss from Discontinued Operations	—	—	—	(2,047)	(2,047)
Talen litigation costs, net of tax of $1	—	—	(3)	—	(3)
Valuation allowance adjustment	4	—	(4)	4	4
Transmission formula rate return on equity reduction, net of tax of $6	—	(13)	—	—	(13)
Total Special Items	4	(13)	(7)	(2,043)	(2,059)
Earnings from Ongoing Operations	$142	$126	$(49)	$—	$219

	(per share - diluted)
	KY	PA	Corp.	Disc.
	Reg.	Reg.	& Other	Ops.(2)	Total
Reported Earnings(1)	$0.19	$0.14	$(0.07)	$(2.65)	$(2.39)
Less: Special Items (expense) benefit:
Loss from Discontinued Operations	—	—	—	(2.66)	(2.66)
Valuation allowance adjustment	0.01	—	(0.01)	0.01	0.01
Transmission formula rate return on equity reduction	—	(0.02)	—	—	(0.02)
Total Special Items	0.01	(0.02)	(0.01)	(2.65)	(2.67)
Earnings from Ongoing Operations	$0.18	$0.16	$(0.06)	$—	$0.28

(1) Reported Earnings represents Net Income.
(2) PPL sold its U.K. utility business on June 14, 2021, and its earnings were treated as a special item.